Ex. (d)(3)

NOTICE OF GUARANTEED DELIVERY

For Common Stock of

Cohen & Steers Infrastructure Fund, Inc.

Subscribed for under the Primary Subscription and

Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus Supplement, dated September 22, 2025, and the accompanying Prospectus, dated September 10, 2025 (collectively, the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of Cohen & Steers Infrastructure Fund, Inc., (the “Fund”) common stock subscribed for under the primary subscription and pursuant to the over-subscription privilege (the “Common Stock”). Such form may be delivered by first class mail, overnight courier or sent by email transmission to the Subscription Agent and must be received prior to 5:00 p.m., Eastern Time, on October 16, 2025, unless such time is extended by Fund as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

If By Mail:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer
150 Royall Street, Suite V Canton, MA 02021

If By Email:	canoticeofguarantee@computershare.com

For information call the information agent, Georgeson LLC: 800-261-1047

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE OFFER.

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or bank or trust company which completes this form must communicate this guarantee and the number of Common Stock subscribed for in connection with this guarantee (separately disclosed as to the primary subscription and the over-subscription privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, guaranteeing delivery of a properly completed and signed subscription certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business on the first business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

VOLUNTARY CORPORATE ACTIONS COY: UTF

03QL4B

GUARANTEE

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or a bank or trust company, having an office or correspondent in the United States, guarantees delivery to the Subscription Agent prior to 5:00 p.m., Eastern Time, on the First Business Day after October 16, 2025, which is the Expiration Date, unless extended, as described in the Prospectus) of a properly completed and executed subscription certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).

Price for shares of Common Stock subscribed for under the primary subscription and for any additional shares of Common Stock subscribed for pursuant to the over-subscription privilege, is subject, in the case of the over-subscription privilege, to proration, as described in the Prospectus, as subscription for such shares of Common Stock is indicated herein or in the subscription certificate.

Cohen & Steers Infrastructure Fund, Inc.
Broker Assigned Control #

1. Primary	Number of Rights to be	Number of shares of	Payment to be made in
subscription	exercised	Common Stock under the	connection with the shares
		primary subscription	of Common Stock
		requested for	subscribed for under the
		which you are	primary subscription
guaranteeing delivery of
Rights and payment

	Rights	Shares of	$
Common Stock
(Rights ÷ 5)

2. Over-subscription
privilege		Number of Shares of	Payment to be made in
		Common Stock requested	connection with the shares
		pursuant to the over-	of Common Stock
		subscription privilege for	requested pursuant to the
		which you are	over-subscription privilege
guaranteeing payment
$
Shares of
Common Stock

3. Totals	Total number of Rights to	Total number of shares of
	be delivered	Common Stock subscribed
for and/or requested

	Rights	Shares of	$
		Common Stock	Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one) A. Through DTC

B. Direct to Computershare, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

VOLUNTARY CORPORATE ACTIONS COY: UTF

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature

DTC Participant Number	Title
Address	Name (Please Type or Print)

Zip Code	Phone Number

Contact Name	Date

VOLUNTARY CORPORATE ACTIONS COY: UTF